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                                                                  EXHIBIT d(iii)

                         NOTICE OF GUARANTEED DELIVERY
                         FOR SHARES OF COMMON STOCK OF

                         THE GABELLI EQUITY TRUST INC.
                   SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                                   EQUISERVE
                          Attention: Corporate Actions

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
                  BY MAIL:                                     BY FACSIMILE:
                P.O. Box 9573                                 (781) 575-4826
            Boston, MA 02205-9573
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                            CONFIRM BY TELEPHONE TO:
                                 (781) 575-4816

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
            BY OVERNIGHT COURIER:                                BY HAND:
             40 Campanelli Drive                Securities Transfer and Reporting Services, Inc.
             Braintree, MA 02184                               c/o EquiServe
                                                         100 Williams St. Galleria
                                                            New York, NY 10038
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on
January   , 2001 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                           (continued on other side)
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                                                       BROKER ASSIGNED CONTROL #
                                                                       ---------


                         THE GABELLI EQUITY TRUST INC.


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
 1.  Primary Subscription   Number of Rights to    Number of Primary      Payment to be made in
                            be exercised           Shares requested for   connection with
                                                   which you are          Primary Shares
                                                   guaranteeing delivery
                                                   of Rights and Payment
                            ________ Rights        ________ Shares        $________
                                                   (Rights / by 6)

 2.  Over-Subscription                             Number of Over-        Payment to be made in
                                                   Subscription Shares    connection with Over-
                                                   requested for which    Subscription Shares
                                                   you are guaranteeing
                                                   payment
                                                   ________ Shares        $____________

 3.  Totals                 Total Number of
                            Rights to be
                            Delivered

                            ________ Rights                               $____________
                                                                          Total Payment
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Method of delivery (circle one)

A.  Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

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

--------------------------------------------       --------------------------------------------
Name of Firm                                       Authorized Signature

--------------------------------------------       --------------------------------------------
DTC Participant Number                             Title

--------------------------------------------       --------------------------------------------
Address                                            Name (Please Type or Print)

--------------------------------------------       --------------------------------------------
                                    Zip Code       Phone Number

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Contact Name                                       Date
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